Exhibit 99.1

COMPANY CONTACT:

Mark W. Brugger
(240) 744-1150

FOR IMMEDIATE RELEASE

WEDNESDAY, JANUARY 17, 2007

DIAMONDROCK HOSPITALITY COMPANY ANNOUNCES PRICING OF FOLLOW-ON
COMMON STOCK OFFERING

BETHESDA, MD, January 17, 2007 — DiamondRock Hospitality Company (NYSE: DRH) today announced the pricing of its follow-on public offering of 15,950,000 shares of common stock at a price of $18.15 per share.  DiamondRock has granted the underwriters an option to purchase up to an additional 2,392,500 shares of common stock to cover over-allotments, if any.  The offering is expected to close on January 23, 2007, subject to customary closing conditions. Citigroup Global Markets Inc. and Merrill Lynch & Co. are acting as joint book running managers for the offering. Friedman, Billings, Ramsey & Co., Inc., Wachovia Capital Markets, LLC, Robert W. Baird & Co., and JMP Securities LLC are acting as co-managers.

Copies of the prospectus are available from the offices of Citigroup Global Markets Inc., Attn: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or Merrill Lynch & Co. (Prospectus Fulfillment) by phone to (212) 449-1000 or by mail to 4 World Financial Center, New York, NY 10080, or from the offices of any of the other underwriters identified above.

A prospectus supplement relating to these securities has been filed with the Securities and Exchange Commission.  This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: our ability to timely complete the previously announced acquisition of the Westin Boston Waterfront Hotel, national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness; relationships with property managers; our ability to

DiamondRock Hospitality Company

compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs.   Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About DiamondRock Hospitality Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner and acquirer of premium hotel properties.  Upon completion of the pending acquisition of the Westin Boston Waterfront Hotel, DiamondRock will own 21 hotels with almost 10,000 rooms  The Company has a strategic acquisition sourcing relationship with Marriott International. For further information, please visit DiamondRock’s website at www.drhc.com.